SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:
April 16, 2013
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STRATUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51229 (Commission File Number)	51-0482104 (I.R.S. Employer Identification No.)

11011 Richmond Avenue, Suite 525 Houston, Texas 77042 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (713) 479-7050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2013, Larry M. Wright, 68, Chief Executive Officer and sole director of Stratum Holdings, Inc. (the “Company”), passed away unexpectedly.  Mr. Wright was also the Company’s majority shareholder owning approximately 69% of the total shares of its outstanding Common Stock.  Upon the appointment of an executor of Mr. Wright’s estate, the shareholders will take action to elect one or more new directors in accordance with the Company’s Bylaws and the appropriate provisions of the Nevada Revised Statutes.   Until the election of a new director or directors and any action by the newly-elected board to elect officers, the Company’s Chief Financial Officer, D. Hughes Watler, Jr., will function as the senior executive officer of the Company with full authority to carry on the business of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STRATUM HOLDINGS, INC.

By:	/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer

April 16, 2013